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                                                                  EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40884) pertaining to the 1998 Stock Incentive Plan of Cybernet Internet Services International, Inc. of our report dated April 15, 2002, with respect to the consolidated financial statements and schedule of Cybernet Internet Services International, Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

/s/ Ralf Broschulat                               /s/ Jurgen Zapf

Ralf Broschulat                                   Jurgen Zapf
Independent Public Accountant                     Independent Public Accountant

Munich, Germany
May 7, 2003